Exhibit 10.23

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is entered into as of February 2, 2012, by and among Annie’s, Inc., a Delaware corporation (the “Company”), and Solera Capital, LLC, a Delaware limited liability company (“Solera” and, together with the Company, the “Parties”).

WHEREAS, the Parties entered into a letter agreement, dated as of March 5, 2009, that was superseded by a letter agreement dated as of April 27, 2011 (the “Fee Letter Agreement”) relating to consulting and advisory services provided by Solera to the Company;

WHEREAS, the Fee Letter Agreement has a remaining term running through the later of (i) March 5, 2014, or (ii) the date on which Solera and its affiliates cease to own at least 10% of the voting equity of the Company (including any successor thereto);

WHEREAS, the Company proposes to consummate an underwritten initial public offering of its common stock, par value $0.001 per share (the “IPO”); and

WHEREAS, the Parties desire to terminate the Fee Letter Agreement in consideration of the payment by the Company to Solera of a termination fee.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Effective as of the date of the closing of the proposed IPO (the “Closing”) and the payment by the Company to Solera of $1,300,000 (the “Termination Fee Amount”) in cash at the Closing and except as set forth in Section 2 below, the Parties hereby terminate the Fee Letter Agreement.

2. Notwithstanding the termination of the Fee Letter Agreement, the indemnification provisions in favor of Solera in the fourth paragraph of the Fee Letter Agreement shall remain in effect and survive the termination of Solera’s services to the Company.

3. The Company shall continue to make advisory fee payments and reimburse Solera promptly for out-of-pocket costs and expenses in accordance with the Fee Letter Agreement until the Closing. The Termination Fee Amount will be reduced by the aggregate amount of advisory fee payments, if any, made by the Company to Solera subsequent to the date of this Agreement.

4. In the event that the Closing Date does not occur by July 31, 2012, this Agreement shall have no force or effect.

5. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law.

6. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original. Delivery of a facsimile copy of a signature shall have the same legal effect as an original signature.

[Signature Page Follows]

IN WITNESS HEREOF, the Parties have executed this Agreement as of the date first written above.

ANNIE’S, INC.

By:	/s/ John M. Foraker
Name:	John M. Foraker
Title:	Chief Executive Officer

SOLERA CAPITAL, LLC

By:	/s/ Molly F. Ashby
Name:
Title: